                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                             THE TIMBERLAND COMPANY
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
      Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                             THE TIMBERLAND COMPANY
                                200 DOMAIN DRIVE
                         STRATHAM, NEW HAMPSHIRE 03885

                                                                  March 28, 2001

TO THE STOCKHOLDERS:

     The Board of Directors and Officers of The Timberland Company invite you to attend the 2001 Annual Meeting of Stockholders to be held on Thursday, May 17, 2001, at 9:30 a.m., at the Company's headquarters located at 200 Domain Drive, Stratham, New Hampshire.

     A copy of the Proxy Statement and the proxy are enclosed.

     IF YOU CANNOT BE PRESENT AT THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT AS SOON AS POSSIBLE IN THE ENCLOSED ENVELOPE.

                                           Cordially,

                                           /s/ Sidney W. Swartz
                                           SIDNEY W. SWARTZ
                                           Chairman

                             THE TIMBERLAND COMPANY
                                200 DOMAIN DRIVE
                         STRATHAM, NEW HAMPSHIRE 03885

                 NOTICE OF 2001 ANNUAL MEETING OF STOCKHOLDERS

DATE:                   Thursday, May 17, 2001

TIME:                   9:30 a.m.

LOCATION:               The Timberland Company
                        World Headquarters
                        200 Domain Drive
                        Stratham, New Hampshire

PURPOSES FOR MEETING:

     1. To fix the number of directors at ten for the coming year, subject to further action by the Board of Directors as provided in the Company's By-Laws, and to elect ten directors to hold office until their successors are duly elected and qualified;

     2. To approve an amendment to the Company's Restated Certificate of Incorporation, as amended, to authorize, ratify and confirm the total number of shares of Class A Common Stock of the Company to be 120,000,000 and the total number of shares of Class B Common Stock of the Company to be 20,000,000;

     3. To approve the Company's 2001 Non-Employee Directors Stock Plan, a copy of which is set forth in Appendix B to this Proxy Statement;

     4. To amend the Company's 1997 Incentive Plan, a copy of which is set forth in Appendix C to this Proxy Statement, to increase the number of shares reserved for issuance from 4,000,000 to 6,000,000 and to increase the maximum annual cash performance award available to grant to any individual from $1,000,000 to $3,000,000; and

     5. To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

     Holders of Class A Common Stock will vote separately as a class to elect three directors. Holders of Class A Common Stock and holders of Class B Common Stock will vote together as a single class to elect the remaining seven directors.

     You will receive notice of and may vote and act at the Annual Meeting only if you are a stockholder of record at the close of business on Wednesday, March 21, 2001.

                                          By Order of the Board of Directors,

                                          /s/ John E. Beard
                                          JOHN E. BEARD
                                          Secretary

March 28, 2001

                             THE TIMBERLAND COMPANY
                                200 DOMAIN DRIVE
                         STRATHAM, NEW HAMPSHIRE 03885
                                 (603) 772-9500

                                PROXY STATEMENT

                                 MARCH 28, 2001

                               TABLE OF CONTENTS

INFORMATION CONCERNING SOLICITATION AND VOTING..............     1
  General...................................................     1
  Voting Rights and Outstanding Shares......................     1
  Quorum....................................................     2
  Required Votes and Method of Tabulation...................     2
  Independent Accountants...................................     3

ITEM 1.  ELECTION OF DIRECTORS..............................     3
  Information with Respect to Nominees......................     4
  Committees of the Board of Directors......................     5
  Directors' Compensation...................................     6

ITEM 2.  AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION
  TO AUTHORIZE SHARES OF CLASS A COMMON STOCK AND CLASS B
  COMMON STOCK..............................................     7
  The Amendment.............................................     7
  Description of Class A Common Stock and Class B Common
     Stock..................................................     8

ITEM 3.  APPROVAL OF 2001 NON-EMPLOYEE DIRECTORS STOCK
  PLAN......................................................     8

ITEM 4.  AMENDMENT OF 1997 INCENTIVE PLAN...................    10

EXECUTIVE COMPENSATION......................................    14
  Summary Compensation Table................................    14
  Option Grants in Last Fiscal Year.........................    16
  Aggregated Option Exercises in Last Fiscal Year and Fiscal
     Year-End Option Values.................................    16
  Change of Control Arrangements............................    16
  Performance Graph.........................................    17
  Compensation Committee Report on Executive Compensation...    17

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT................................................    20

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............    21

FINANCIAL AND OTHER INFORMATION.............................    21

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT
  OF 1934, AS AMENDED.......................................    21

OTHER BUSINESS..............................................    22

STOCKHOLDER PROPOSALS.......................................    22

APPENDIX A..................................................   A-1

APPENDIX B..................................................   B-1

APPENDIX C..................................................   C-1

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The Board of Directors of The Timberland Company, a Delaware corporation ("Timberland" or the "Company"), is sending you the enclosed proxy in connection with its 2001 Annual Meeting of Stockholders (the "Annual Meeting") and any adjourned sessions of the Annual Meeting. The Annual Meeting will be held on Thursday, May 17, 2001, at 9:30 a.m., at the Company's headquarters located at 200 Domain Drive, Stratham, New Hampshire. The purposes of the Annual Meeting are:

     1. to fix the number of directors at ten for the coming year and to elect ten directors to hold office until their successors are duly elected and qualified;

     2. to approve an amendment to the Company's Restated Certificate of Incorporation, as amended, to authorize, ratify and confirm the total number of shares of Class A Common Stock of the Company to be 120,000,000 and the total number of shares of Class B Common Stock of the Company to be 20,000,000;

     3. to approve the Company's 2001 Non-Employee Directors Stock Plan, a copy of which is set forth in Appendix B to this Proxy Statement;

     4. to amend the Company's 1997 Incentive Plan, a copy of which is set forth in Appendix C to this Proxy Statement, to increase the number of shares reserved for issuance from 4,000,000 to 6,000,000 and to increase the maximum annual cash performance award available to grant to any individual from $1,000,000 to $3,000,000; and

     5. to transact such other business as may properly come before the Annual Meeting and any adjournments of the Annual Meeting.

VOTING RIGHTS AND OUTSTANDING SHARES

     You may vote at the Annual Meeting only if you are a stockholder of record as of the close of business on Wednesday, March 21, 2001. As of February 23, 2001, the following number of shares of the Company's Common Stock were outstanding:

                                                              NUMBER OF SHARES
                   CLASS OF COMMON STOCK                        OUTSTANDING
                   ---------------------                      ----------------
Class A Common Stock, $.01 par value ("Class A Common
  Stock")...................................................     31,686,407
Class B Common Stock, $.01 par value ("Class B Common
  Stock")...................................................      7,932,400

     The Company bears all costs of solicitation of proxies. The Company may solicit proxies personally or by telephone, mail or telegram. None of the Company's directors, officers or employees will be specially compensated for soliciting proxies. The Company expects to mail this Proxy Statement and the enclosed proxy to stockholders on or about March 28, 2001.

     To vote your shares at the Annual Meeting, you must properly sign and return the enclosed proxy. You may specify in the proxy how you want to vote your shares. If you sign and return your proxy but do not specify how to vote your shares, then your shares will be voted to fix the number of directors at ten, to elect all ten nominees, to authorize, ratify and confirm the total number of shares of Class A Common Stock to be 120,000,000 and the total number of shares of Class B Common Stock to be 20,000,000, to approve the Company's 2001 Non-Employee Directors Stock Plan, a copy of which is set forth in Appendix B to this Proxy Statement, and to amend the Company's 1997 Incentive Plan, a copy of which is set forth in Appendix C to this Proxy Statement, to increase the number of shares reserved for issuance from 4,000,000 to 6,000,000 and to increase the maximum annual cash performance awards available to grant to any individual from $1,000,000 to $3,000,000.

     You may revoke your proxy at any time before the Annual Meeting by either:

     -  attending the Annual Meeting and voting in person;

     - filing with the Secretary of the Company an instrument in writing revoking your proxy; or

     -  delivering to the Secretary a newly executed proxy bearing a later date.

     If a nominee for director is unable to serve as a director, the persons appointed as proxy for the Annual Meeting may, in his or her discretion, vote for another person as director or vote to reduce the number of directors to less than ten, as the Board of Directors may recommend. The Company believes that all of the nominees will be available for election.

     The Board of Directors knows of no other matters to be presented at the Annual Meeting. If any additional matters should properly come before the Annual Meeting, the persons appointed as proxy to vote on such matters intend to vote in accordance with his or her judgment.

QUORUM

     A quorum of the Company's stockholders must be present, whether by proxy or in person, for the Annual Meeting to occur. Consistent with Delaware law and under the Company's By-Laws, a majority of the voting power of shares entitled to be cast on a particular matter constitutes a quorum.

     To determine the presence of a quorum, the following will count as shares present:

     - shares represented by proxies that withhold authority to vote for a nominee for director;

     - shares represented by proxies that indicate an abstention to vote for a nominee for director; or

     - a "broker non-vote" (shares held by your brokers or nominees as to which (i) you have not provided voting instructions and (ii) the broker or nominee does not have discretionary voting power).

REQUIRED VOTES AND METHOD OF TABULATION

     You are entitled to one vote for each share of Class A Common Stock you hold and entitled to ten votes for each share of Class B Common Stock you hold. Holders of Class A Common Stock will vote separately as a class to elect nominees Robert M. Agate, John F. Brennan and Abraham Zaleznik. Holders of Class A Common Stock and holders of Class B Common Stock will vote together as a single class to elect nominees Sidney W. Swartz, Jeffrey B. Swartz, John E. Beard, Ian W. Diery, John A. Fitzsimmons, Virginia H. Kent and Bill Shore. The Company will allow holders of Class A Common Stock to vote as a class and holders of Class B Common Stock to vote as a class on the proposed amendment to the Restated Certificate of Incorporation which authorizes, ratifies and confirms the total authorized number of shares of Class A Common Stock and Class B Common Stock. Holders of Class A Common Stock and holders of Class B Common Stock will vote together as a single class with respect to the approval of the 2001 Non-Employee Directors Stock Plan, the amendment to the 1997 Incentive Plan and on any other matter to be voted on at the Annual Meeting except as described above.

     The Company will appoint election inspectors who will count the votes cast by proxy or in person at the Annual Meeting. The ten nominees for election as directors who receive the greatest number of votes properly cast will be elected. For approval of the amendment to the Company's Restated Certificate of Incorporation, as amended, to authorize, ratify and confirm the total number of shares of Class A Common Stock to be 120,000,000 and the total number of shares of Class B Common Stock to be 20,000,000, the Company will require the affirmative vote of a majority of the outstanding Class A Common Stock entitled to vote, voting as a class, and the outstanding Class B Common Stock entitled to vote, voting as a class, as may be required under Delaware law. Approval of 2001 Non-Employee Directors Stock Plan and approval of the amendments to the 1997 Incentive Plan require the affirmative vote of a majority of the votes properly cast at the Annual Meeting on such matters. Shares represented by proxies that indicate a "broker non-vote", however, will not constitute shares present and entitled to be cast at the Annual Meeting on the approval of the 2001 Non-Employee Directors Stock Plan and on the approval of the amendment to the 1997 Incentive Plan and, thus, will have no effect on the outcome of such votes.

INDEPENDENT ACCOUNTANTS

     Deloitte & Touche LLP will audit the consolidated financial statements of the Company for the year ended December 31, 2001 and will report the results of the audit to the Audit Committee of the Board of Directors. A representative of Deloitte & Touche LLP will be present at the Annual Meeting, and will have the opportunity to make a statement if he or she desires and to respond to appropriate questions.

  Audit Fees

     The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte & Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte") for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $833,750.

  Financial Information Systems Design and Implementation Fees

     The Company did not incur any fees billed by Deloitte for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2000.

  All Other Fees

     The aggregate fees billed by Deloitte for services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees", for the fiscal year ended December 31, 2000 were $397,750. The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence.

                         ITEM 1.  ELECTION OF DIRECTORS

     The directors elected at each Annual Meeting serve for the following year and until their respective successors are duly elected and qualified. The Company's By-Laws specify that the Board of Directors or the stockholders may determine the number of directors of the Company. The stockholders or the Board of Directors may increase the number of directors fixed at the Annual Meeting and may fill any vacancy arising on the Board of Directors.

     The current Board of Directors consists of eleven members. All current directors are nominees for director at the Annual Meeting, except for Indra K. Nooyi who was appointed to the Board in December, 1998 but has decided not to stand for re-election, and were elected at the 2000 Annual Meeting of Stockholders, except for John E. Beard and Bill Shore who were appointed to the Board in September, 2000 and March, 2001, respectively.

INFORMATION WITH RESPECT TO NOMINEES

     The names, ages, principal occupations during the past five years and certain other information with respect to the nominees for election are as follows:

            NAME AND YEAR                        PRINCIPAL OCCUPATION DURING THE PAST FIVE YEARS
       FIRST ELECTED DIRECTOR          AGE         AND DIRECTORSHIPS OF OTHER PUBLIC COMPANIES
       ----------------------          ---       -----------------------------------------------
Sidney W. Swartz (1978)..............  65     Sidney Swartz has been the Company's Chairman of the
                                              Board since June 1986. He also was the Company's Chief
                                              Executive Officer and President from June 1986 until
                                              June 1998.

Jeffrey B. Swartz (1990).............  41     Jeffrey Swartz has been the Company's President and
                                              Chief Executive Officer since June 1998. Prior to
                                              this, Jeffrey Swartz was the Company's Chief Operating
                                              Officer from May 1991 and its Executive Vice President
                                              from March 1990. He is also a director of Central
                                              Tractor Farm & Country, Inc. Jeffrey Swartz is the son
                                              of Sidney Swartz.

Robert M. Agate (1992)...............  65     Mr. Agate was the Senior Executive Vice President and
                                              Chief Financial Officer of Colgate-Palmolive Company
                                              from January 1992 until his retirement in July 1996.
                                              Mr. Agate is also a director of eXcelon Corporation
                                              and Allied Waste Industries, Inc.

John E. Beard (2000).................  68     Mr. Beard has been a partner at the law firm of Ropes
                                              & Gray and recently became of counsel in January,
                                              2001, and has been the Company's Secretary since 1987.
                                              Mr. Beard has been practicing law at Ropes & Gray
                                              since 1957. Mr. Beard serves as a Trustee of Century
                                              Shares Trust and as a Trustee of the Century Capital
                                              Management Trust.

John F. Brennan (1987)...............  68     Mr. Brennan has been the Dean of the Sawyer School of
                                              Management of Suffolk University since August 1991.
                                              Mr. Brennan is also a director of Aerovox Incorporated
                                              and of Data Storage Corporation.

Ian W. Diery (1996)..................  51     Mr. Diery has been the President and Chief Executive
                                              Officer of Electronic Scrip, Inc. since November 1997.
                                              From September 1996 until joining Electronic Scrip,
                                              Mr. Diery was a self-employed consultant. From
                                              November 1995 to August 1996, Mr. Diery was the
                                              President and Chief Executive Officer and a Director
                                              of AST Research, Inc. From October 1989 to April 1995,
                                              Mr. Diery served at Apple Computer in a variety of
                                              positions, most recently as Executive Vice President
                                              and General Manager of the Personal Computer Division.

John A. Fitzsimmons (1996)...........  58     Mr. Fitzsimmons was the Senior Vice President -
                                              Consumer Electronics of Circuit City Stores, Inc. from
                                              January 1987 until his retirement in June 2000.

Virginia H. Kent (1999)..............  46     Ms. Kent has been the President of reflect.com since
                                              December 1999. Prior to this, Ms. Kent served at
                                              Hasbro Corporation in a variety of positions, most
                                              recently as President-U.S. Toy Group; President-Global
                                              Brands and Product Development from July 1997 to March
                                              1999; and General Manager-Girls/Boys/Nerf from 1994 to
                                              July 1997.

            NAME AND YEAR                        PRINCIPAL OCCUPATION DURING THE PAST FIVE YEARS
       FIRST ELECTED DIRECTOR          AGE         AND DIRECTORSHIPS OF OTHER PUBLIC COMPANIES
       ----------------------          ---       -----------------------------------------------
Bill Shore (2001)....................  45     Mr. Shore founded Share Our Strength in 1984 and is
                                              currently Executive Director. Mr. Shore is also
                                              Chairman of Community Wealth Ventures, Inc. a
                                              for-profit subsidiary of Share Our Strength.

Abraham Zaleznik (1987)..............  77     Dr. Zaleznik is a Professor Emeritus of Harvard
                                              University and has been a self-employed consultant
                                              since 1990.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has a Compensation Committee and an Audit Committee. The members of both committees are independent directors. The Company does not have a nominating or similar committee.

     During 2000, the Board of Directors and its committees held the following number of meetings:

                                                              2000 MEETINGS
                                                              -------------
Board of Directors..........................................        5
Compensation Committee......................................        6
Audit Committee.............................................        3

     All directors attended more than 75% of the total number of meetings held in 2000 of the Board of Directors and the committees of the Board on which he or she served, except for Indra K. Nooyi who was on sabbatical, and John E. Beard and Bill Shore who were appointed to the Board in September, 2000 and March, 2001, respectively.

  The Compensation Committee.

     The members of the Compensation Committee are Dr. Zaleznik, Chairman, Mr. Fitzsimmons and Ms. Kent. The Compensation Committee's responsibilities include:

     - determining and presenting to the Board of Directors for its ratification the compensation of the Chairman and the Chief Executive Officer;

     - determining the compensation of the executive officers who report directly to the Chief Executive Officer;

     - reviewing the compensation determined by management for all other executive officers of the Company; and

     - supervising the administration of the Company's 1997 Incentive Plan and other non-stock based benefit plans.

  The Audit Committee.

     Mr. Agate, Chairman, Mr. Brennan and Mr. Diery are the members of the Company's Audit Committee. All of the members of the Company's Audit Committee are independent (as independence is defined in the New York Stock Exchange's listing standards). The Company's Board of Directors has adopted a written charter for the Audit Committee, a copy of which is set forth in Appendix A to this Proxy Statement. The functions of the Audit Committee include, but are not limited to:

     - recommending to the Board of Directors the appointment of the Company's independent accountants and reviewing and approving arrangements and fees for audit services;

     - reviewing the independence of the accountants;

     - meeting with the Company's management and the accountants to review the Company's financial statements; and

     - oversight of the Company's internal accounting and financial controls.

  The Audit Committee Report.

     The Audit Committee has (1) reviewed and discussed the Company's audited consolidated financial statements for fiscal year ended December 31, 2000, with the Company's management, (2) discussed with the Company's independent accountants, Deloitte & Touche LLP, the matters required to be discussed by Statement of Auditing Standard 61, as may be amended, (3) received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, as may be amended, and (4) discussed with Deloitte & Touche LLP their independence as the Company's independent accountants.

     In reliance on the review and discussions outlined above, the Audit Committee recommended to the Board of Directors and the Board of Directors recommended that the audited consolidated financial statements for fiscal year ended December 31, 2000, be included in the Company's 2000 Annual Report to Shareholders which will be incorporated by reference into the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission.

                                          Audit Committee:

                                          Robert M. Agate, Chairman
                                          John F. Brennan
                                          Ian W. Diery

DIRECTORS' COMPENSATION

     Directors who are also employees of the Company do not receive any compensation for serving as directors. Non-employee directors who are not employees of the Company receive the following fees for their service:

                            FEE                               AMOUNT
                            ---                               -------
Annual retainer for director................................  $25,000
Each Board of Directors meeting attended....................    1,000
Annual retainer for committee chairperson...................    2,500
Each committee meeting attended.............................      500

     Under the Company's 1991 Stock Option Plan for Non-Employee Directors, directors who are not employees of the Company are automatically granted options to purchase a fixed number of shares of Class A Common Stock upon the occurrence of the following events:

                           EVENT                              NUMBER OF SHARES
                           -----                              ----------------
Initial election as director................................       10,000
Each anniversary of initial grant...........................        2,500

     These stock options have an exercise price equal to the fair market value on the date of grant and are exercisable at the rate of 25% of the total underlying shares on each of the first four anniversaries of the date of grant, for so long as the director remains a director of the Company. The options expire ten years from the date of grant or when the holder ceases to be a director of the Company, if earlier.

     During 2000, the Company granted the following stock options to its non-employee directors:

             DIRECTOR               NUMBER OF SHARES(1)     DATE OF GRANT      EXERCISE PRICE(1)
             --------               -------------------   ------------------   -----------------
Robert M. Agate...................         2,500          November 13, 2000         $47.06
John E. Beard.....................        10,000          September 14, 2000        $41.06
John F. Brennan...................         5,000             May 22, 2000           $34.53
Ian W. Diery......................         5,000             May 16, 2000           $35.81
John A. Fitzsimmons...............         5,000             May 16, 2000           $35.81
Virginia H. Kent..................         5,000             May 22, 2000           $34.53
Indra K. Nooyi....................         2,500          December 15, 2000         $57.81
Abraham Zaleznik..................         5,000             May 22, 2000           $34.53

---------------
(1) Where applicable, the number of shares granted under stock options were doubled and exercise prices for such stock options halved to reflect the Company's 2-for-1 stock split on July 17, 2000.

     See the section of this Proxy Statement entitled "Security Ownership of Certain Beneficial Owners and Management" for information as to ownership of Company securities by nominees for director.

ITEM 2.  AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION TO AUTHORIZE SHARES
                OF CLASS A COMMON STOCK AND CLASS B COMMON STOCK

THE AMENDMENT

     The Company proposes to authorize a total of 120,000,000 shares of Class A Common Stock, $.01 par value and 20,000,000 shares of Class B Common Stock, $.01 par value in addition to the existing 2,000,000 shares of Preferred Stock, $.01 par value.

     As a result of the Company's 2-for-1 stock split on July 17, 2000, there were 39,867,645 and 7,932,400 shares of Class A Common Stock and Class B Common Stock issued, respectively, and 31,686,407 and 7,932,400 shares of Class A Common Stock and Class B Common Stock outstanding, respectively, as of February 23, 2001. Although the Company does not currently plan to issue additional shares of Class A Common Stock and Class B Common Stock other than for options to purchase shares of Class A Common Stock, the management and the Board of Directors believe it is in the Company's best interest to authorize sufficient shares of Class A Common Stock and Class B Common Stock to help ensure that the Company will continue to have additional shares for future issuance. Accordingly, stockholders are being asked to approve the proposed amendment in order to authorize, ratify and confirm an increase in the total number of authorized shares of capital stock of the Company to 142,000,000, the total number of authorized shares of Class A Common Stock to 120,000,000 and the total number of authorized shares of Class B Common Stock to 20,000,000. The Company has no present intention to issue the newly authorized shares or register them with the Securities and Exchange Commission or list them with the New York Stock Exchange.

     The amendment will modify Section 4.1 of the Company's Restated Certificate of Incorporation, as amended, to read as follows:

          4.1. Designation and Numbers. The aggregate number of shares which the Corporation shall have the authority to issue is 142,000,000. The number of shares of each class and the par value of each share of each class are as follows:

                  NAME OF CLASS                     NUMBER OF SHARES    PAR VALUE
                  -------------                     ----------------    ---------
Preferred Stock...................................      2,000,000         $.01
Class A Common Stock..............................    120,000,000         $.01
Class B Common Stock..............................     20,000,000         $.01

DESCRIPTION OF CLASS A COMMON STOCK AND CLASS B COMMON STOCK

     The additional authorized shares of Class A Common Stock and Class B Common Stock will be identical in all respects to the currently authorized Class A Common Stock and Class B Common Stock. Except as described below, Class A and Class B Common Stock have the same rights and privileges, rank equally and are identical in all respects as to all matters.

     Each holder of Class A Common Stock is entitled to one vote per share. Each holder of Class B Common Stock is entitled to ten votes per share. With respect to the election of directors, the holders of Class A Common Stock are entitled to vote separately as a class to elect 25% of the total number of directors to be elected. The holders of Class A and Class B Common Stock vote together as a class for the remaining directors not elected separately by the holders of Class A Common Stock. However, if the outstanding shares of Class B Common Stock represent less than 12.5% of all outstanding shares of Class A and Class B Common Stock, then the holders of the Class B Common Stock will only be entitled to cast one vote per share when voting with the holders of Class A Common Stock for the remaining directors. Except as otherwise required by law and for election of directors, the holders of Class A and Class B Common Stock vote together as a single class. A majority of the votes cast at any meeting at which a quorum is present is sufficient for stockholder approval of any matter other than election of directors which is a plurality vote.

     Subject to preferences that may be applicable to any holders of outstanding shares of Preferred Stock, holders of Class A and Class B Common Stock are entitled to share ratably any dividends declared by the Board of Directors from time to time. The Company has not paid any dividends and does not anticipate paying dividends in the foreseeable future. Upon liquidation or dissolution of the Company, the holders of Class A and Class B Common Stock are entitled to share ratably in all assets available for distribution in respect of such shares. There are no preemptive or other subscription rights, conversion rights, or redemption or sinking fund provisions with respect to shares of Class A and Class B Common Stock. Shares of Class B Common Stock may be converted into shares of Class A Common Stock on a one-for-one basis and shall automatically be converted upon transfer (except for certain estate planning transfers and any transfer approved by a majority of directors). All outstanding shares of Class A and Class B Common Stock are fully paid and nonassessable.

     The Company's Restated Certificate of Incorporation, as amended, provides that the Company may, by a vote of its Board of Directors, designate the numbers, relative rights, preferences and limitations of one or more series of Preferred Stock and issue the securities so designated. These provisions, as well as Sidney Swartz's voting power as a consequence of his ownership of the Class B Common Stock, may discourage or preclude certain transactions, whether or not beneficial to public stockholders, and could discourage certain types of tactics that involve an actual or threatened acquisition or change of control of the Company. The Company has no present intention to issue any of its authorized shares of Preferred Stock. However, the issuance of any shares of Preferred Stock in the future could adversely affect the rights of the holders of Common Stock.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF ITEM 2. APPROVAL REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING CLASS A COMMON STOCK ENTITLED TO VOTE, VOTING AS A CLASS, AND THE OUTSTANDING CLASS B COMMON STOCK ENTITLED TO VOTE, VOTING AS A CLASS, AT THE ANNUAL MEETING.

          ITEM 3.  APPROVAL OF 2001 NON-EMPLOYEE DIRECTORS STOCK PLAN

     On December 6, 2000, the Compensation Committee recommended and on December 7, 2000 the Board of Directors adopted the 2001 Non-Employee Directors Stock Plan (the "Directors Plan"), subject to stockholder approval. A copy of the Directors Plan is set forth in Appendix B to this Proxy Statement. The Directors Plan has been established to advance the interests of the Company by enabling the Company to provide stock options to non-employee directors to strengthen the commonality of interest between non-employee directors and stockholders of the Company. The Company expects there to be eight such directors eligible under the Directors Plan.

                               NEW PLAN BENEFITS
                     2001 NON-EMPLOYEE DIRECTORS STOCK PLAN

                     NAME AND POSITION                        DOLLAR VALUE($)    NUMBER OF UNITS
                     -----------------                        ---------------    ---------------
Jeffrey B. Swartz,..........................................        --                    --
  President and Chief Executive Officer

Sidney W. Swartz,...........................................        --                    --
  Chairman

Kenneth P. Pucker,..........................................        --                    --
  Executive Vice President

Carden N. Welsh,............................................        --                    --
  Senior Vice President-International

David N. Smith,.............................................        --                    --
  Senior Vice President-Supply Chain

Executive Group.............................................        --                    --

Non-Executive Director Group................................        --(1)             20,000(2)

Non-Executive Officer Employee Group........................        --                    --

---------------
(1) The dollar value may not be determined because stock options under the 2001 Non-Employee Directors Stock Plan will be granted with an exercise price that is equal to the closing price of the Class A Common Stock on the date of grant, and any subsequent appreciation in the price of the Class A Common Stock is not determinable.

(2) Represents grants of 2,500 stock options annually to each of the Company's non-employee directors of which there will be eight immediately following the Annual Meeting. Each newly elected non-employee director will receive an initial grant of 10,000 stock options.

GENERAL DESCRIPTION OF THE DIRECTORS PLAN

     The Company has reserved 200,000 shares of Class A Common Stock (subject to adjustment for stock splits and similar events) for issuance under the Directors Plan. The Directors Plan is intended to replace the Company's 1991 Stock Option Plan for Non-Employee Directors, as amended (the "1991 Stock Option Plan"), under which 400,000 shares of Class A Common Stock had been authorized for issuance. On November 14, 2001, the Company's ability to grant stock options under the 1991 Stock Option Plan will expire, leaving approximately 85,000 authorized shares unissued thereunder.

     Directors who are not employees of the Company are automatically granted stock options to purchase 10,000 shares of Class A Common Stock upon initial election as a director and 2,500 shares of Class A Common Stock upon each anniversary of the initial grant. The stock options will have an exercise price equal to the fair market value on the date of grant and become exercisable at the rate of 25% of the total number of underlying shares per year over the four year period following the date of grant, for so long as the director remains a director of the Company. The options expire ten years from the date of grant or when the holder ceases to be a director of the Company, if earlier, except that options that are exercisable on the date of termination of service as a director or death shall continue to be exercisable for a period of three (3) months and three (3) years, respectively, subject to the maximum term of the option. No awards will be granted under the Directors Plan until it is approved by stockholders. Awards under the Directors Plan are intended to qualify for exemption under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act").

     The Directors Plan will be administered by the Board of Directors or its delegate, whose construction and interpretation of the Directors Plan and of options under the Directors Plan will be final and conclusive. Stock options awarded under the Directors Plan are, unless the Board provides otherwise, nontransferable except at death. When exercisable, an award may be exercised with cash, previously acquired shares of Class A Common Stock, or through a broker-assisted exercise. In the event of a stock dividend, stock split, combination of shares, recapitalization or other change in the Company's capital structure, the Board will make appropriate adjustments to outstanding options and to relevant plan terms. The Board may also make such adjustments to take into account certain distributions to shareholders or to avoid distortion in the operation of the Directors Plan. In the event of a merger or consolidation involving the Company, any sale of substantially all of the Company's assets or any other transactions or series of related transaction as a result of which a single person or several persons acting in concert own a majority of the Company's outstanding stock, other than certain transactions excepted by the terms of the Directors Plan, all outstanding options will become exercisable. The Board may amend or discontinue the Directors Plan at any time and may amend or cancel any outstanding option, but may not do so without the consent of the holder of an option if doing so would adversely affect the holder's rights.

FEDERAL TAX EFFECTS

     The following discussion summarizes certain Federal income tax consequences of the grant and exercise of stock options under the Directors Plan, based on the Federal income tax laws in effect on the date of this Proxy Statement. The summary does not purport to be a complete description of Federal Tax consequences that may be associated with the Directors Plan, nor does it cover state, local or non-United States taxes.

     All options granted under the Directors Plan are non-statutory options. In general, an optionee realizes no taxable income upon the grant of a non-statutory option, but realizes ordinary income in connection with the exercise of the option in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price. A corresponding deduction is available to the Company. Upon a subsequent sale or exchange of the shares, gain or loss after the date of exercise is treated as a capital gain or loss for which the Company is not entitled to a deduction.

     Under the so-called "golden parachute" provisions of the Internal Revenue Code, options that are granted or that vest in connection with a change in control of the Company may be required to be valued and taken into account in determining whether the participant has received payments in the nature of compensation that are contingent on the change in control ("Parachute Payments") equal to or greater than three times the participant's average compensation for the five years ended prior to the year in which the change in control occurs. If this limit is exceeded, the excess of the participant's Parachute Payments over one times the five-year average base amount may be subject to an additional 20% Federal tax and may be nondeductible to the Company.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF ITEM 3. APPROVAL REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES CAST AT THE ANNUAL MEETING.

   ITEM 4.  AMENDMENT TO THE 1997 INCENTIVE PLAN TO INCREASE THE NUMBER
             OF SHARES RESERVED AND TO INCREASE THE MAXIMUM ANNUAL
                                     CASH PERFORMANCE AWARD
A total of four million (4,000,000) shares of Class A Common Stock have been reserved for issuance under the 1997 Incentive Plan (the "1997 Plan"). As of January 1, 2001, there were 435,664 shares of Class A Common Stock remaining available for issuance under the 1997 Plan. The Company expects that awards covering the available shares will be granted during 2001. The Compensation Committee and the Board believe that it is important to continue to grant awards to the Company's officers and employees to encourage them to identify with the long term interests of the Company's stockholders. The Company estimates that, as of the date of this Proxy Statement, approximately 320 employees are eligible to receive awards under the 1997 Plan. On December 6, 2000, the Compensation Committee recommended and the

Board approved on December 7, 2000, and is submitting for stockholder approval a proposal to increase the number of shares of Class A Common Stock reserved for issuance under the 1997 Plan from 4,000,000 shares to 6,000,000. A copy of the 1997 Plan is set forth in Appendix C to this Proxy Statement.

     The Compensation Committee and Board also believe that it is important to continue to award cash bonuses to officers and employees under the Company's Short-Term Incentive Plan for Managerial Employees ("STIP") pursuant to the 1997 Plan that are commensurate with its goal of compensating such employees at approximately the level of compensation of executives in comparable positions at similar companies. When the 1997 Plan was adopted in 1997, it provided that the Company could not pay more than $1,000,000 to any individual in a year with respect to any cash performance award. As a result of increasing base salaries since 1997 upon which targeted cash bonus awards are expressed as a percentage and the success management has had in meeting and exceeding annual financial performance goals of the Company, the Compensation Committee recommended to the Board on February 28, 2001 and the Board approved on March 1, 2001 and is submitting for stockholder approval a proposal to increase the $1,000,000 limitation on paying annual cash performance awards to $3,000,000 under the 1997 Plan. Targets for annual cash performance awards for the Company's 2001 fiscal year have been established to permit a cash performance award to be paid in excess of $1,000,000 conditioned on shareholder approval of this proposal.

GENERAL DESCRIPTION OF THE 1997 PLAN

     On February 27, 1997, the Compensation Committee adopted the 1997 Plan and it was approved by the stockholders on May 16, 1997. The 1997 Plan's purpose is to advance the interests of the Company by enabling the Company to provide equity-based or cash incentives to selected employees, directors and other persons who provide services to the Company and its Affiliates (as defined in the 1997 Plan).

     One million shares (1,000,000) of Class A Common Stock (subject to adjustment for stock splits and similar events) were initially reserved for issuance under the 1997 Plan. As a result of 2-for-1 stock splits in each of September, 1999 and July, 2000, there are currently four million shares (4,000,000) of Class A Common Stock reserved for issuance under the 1997 Plan.

     In addition to stock options, any of the following incentives may be awarded to participants under the 1997 Plan: stock appreciation rights ("SARs"), restricted stock, unrestricted stock, awards entitling the recipient to delivery in the future of Class A Common Stock or other securities, securities which are convertible into or exchangeable for shares of Class A Common Stock and cash bonuses. Any of these awards may be conditioned in whole or in part on the satisfaction of specified performance criteria. Stock based awards under the 1997 Plan are intended to qualify for exemption under Rule 16b-3 promulgated under the 1934 Act.

     The 1997 Plan is administered by the Compensation Committee, which has the discretionary authority to interpret the plan and generally to do all things necessary to carry out its purposes. In the case of awards intended to be exempt as performance-based compensation under Section 162(m) of the Internal Revenue Code, the Compensation Committee is to exercise its discretion consistent with qualifying awards for such exemption. Eligibility for awards is limited to key employees, directors and others providing services to the Company or an affiliate who, in the opinion of the Compensation Committee, are in a position to make a significant contribution to the success of the Company and its affiliates. The Compensation Committee may delegate to senior management award-granting authority, other than for awards to the Chairman, Chief Executive Officer and executives directly reporting to either of them.

     The Compensation Committee may amend the 1997 Plan or any outstanding award for any purpose permitted by law, or may terminate the 1997 Plan as to any further grants of awards, provided that (except to the extent expressly required or permitted by the 1997 Plan) no such amendment will, without the approval of the stockholders of the Company, effectuate a change for which stockholder approval is required in order for the 1997 Plan to continue to qualify under
Section 422 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), and for awards to be eligible for the performance-based exception under Section 162(m) of the Internal Revenue Code.

     The maximum number of shares of Class A Common Stock for which stock options may be granted to any participant over the life of the 1997 Plan is 4,000,000. The maximum number of shares of Class A Common Stock for which SARs may be granted to any participant over the life of the 1997 Plan is 4,000,000. For these purposes, the repricing of a stock option or SAR will be treated as a new grant to the extent required under Section 162(m) of the Internal Revenue Code. The aggregate number of shares of Class A Common Stock which may be delivered to any person over the life of the 1997 Plan under awards other than stock options or SARs is also 4,000,000.

     No award of "incentive stock options" ("ISOs") may be granted under the 1997 Plan after February 26, 2007. ISOs may only be awarded to those individuals whose employment status would qualify them for the tax treatment described in Sections 421 and 422 of the Internal Revenue Code.

     Awards under the 1997 Plan are not transferable except as the Compensation Committee otherwise expressly provides. The Compensation Committee may impose vesting or exercisability provisions in connection with any award, including provisions for the exercise or retention of an award following termination of service. Except as so provided, an award requiring exercise will cease to be exercisable and all other awards to the extent not vested will be forfeited upon termination of the participant's employment or other service relationship with the Company. The exercise or purchase price of an award is to be paid in cash unless the Compensation Committee provides for payment in another form. The Compensation Committee may provide for the payment of dividend equivalents with respect to any shares of Class A Common Stock subject to an award, and may provide that upon exercise of an award the participant will receive a new award of like kind covering a number of shares equal to the number for which the first award was exercised. The Compensation Committee may, but need not, also provide for the holding back of shares under an award (or for the tendering of previously owned shares by a participant) to satisfy tax withholding requirements in connection with an award.

     Performance awards under the 1997 Plan are awards where the right to exercisability, vesting or full enjoyment of the award is conditioned in whole or in part on the satisfaction of specified performance criteria. Performance awards may include those intended to qualify for exemption under Section 162(m) of the Internal Revenue Code and those not intended to qualify. Currently under the 1997 Plan, no more than $1,000,000 may be paid to any individual with respect to any cash performance award. In this connection, awards determined by reference to performance periods of one year or less will be aggregated (and subject in the aggregate to a $1,000,000 limit) and awards determined by reference to longer periods ending in a particular fiscal year will be aggregated and subject to a separate $1,000,000 limit. Subject to stockholder approval, these $1,000,000 limits will be increased to $3,000,000. With respect to any performance award other than stock options, SARS or cash performance awards, the maximum award opportunity is limited to 1,000,000 shares of Class A Common Stock (or their equivalent value).

     In the case of performance awards intended to be exempt under Section 162(m) of the Internal Revenue Code, the specific performance goals must be pre-established by the Compensation Committee in accordance with rules prescribed under Section 162(m) and must be based on one or more of the following performance criteria (determined on a consolidated, divisional, subsidiary, line of business or geographical basis or in combinations thereof):
(i) sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; gross margin; inventory level or turns; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; or other objective operating contributions; or (ii) acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity) and refinancings; or other transactions that involve a change in the equity ownership of the Company. In general, payment under an award intended to be exempt under

Section 162(m) of the Internal Revenue Code must be conditioned on Compensation Committee certification that the performance goals so specified have been achieved.

     In the event of (i) a consolidation or merger in which the Company is not the surviving corporation or which results in the acquisition of a majority of the Company's then outstanding voting common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all of the Company's assets or (iii) a dissolution or liquidation of the Company (any of the foregoing, a "covered transaction"), the vesting or exercisability of all outstanding awards will be accelerated immediately prior to the consummation of such covered transaction, unless, in the case of any award, the Compensation Committee provides for one or more substitute or replacement awards from, or the assumption of the existing award by, the acquiring entity (if any) or its affiliates. As of the effective time of such covered transaction, all outstanding awards requiring exercise will cease to be exercisable and all other awards, to the extent not fully vested, will be forfeited.

FEDERAL TAX EFFECTS

     The following discussion summarizes certain Federal income tax consequences of the grant and exercise of stock options under the 1997 Plan, based on the Federal income tax laws in effect on the date of this Proxy Statement. The summary does not purport to be a complete description of Federal Tax consequences that may be associated with the 1997 Plan, nor does it cover state, local or non-United States taxes.

     Incentive Stock Options. In general, an optionee realizes no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the optionee. With certain exceptions, if a disposition of shares purchased under an ISO occurs within two years from the date of grant or within one year after exercise, the so-called "disqualifying" disposition results in ordinary income to the optionee (and a deduction to the Company) equal to the excess of the fair market value of the shares at the time of exercise over the exercise price. Any additional gain recognized on the disposition is treated as a capital gain for which the Company is not entitled to a deduction. If the optionee does not dispose of the shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which the Company is not entitled to a deduction.

     Non-Statutory Options. In general, an optionee realizes no taxable income upon the grant of a non-statutory option, but realizes ordinary income in connection with the exercise of the option in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price. A corresponding deduction is available to the Company. Upon a subsequent sale or exchange of the shares, gain or loss after the date of exercise is treated as a capital gain or loss for which the Company is not entitled to a deduction.

     ISOs are treated as non-statutory stock options to the extent they first become exercisable by an individual in any calendar year for shares having an aggregate fair market value (determined as of the date of grant) in excess of $100,000.

     Under the so-called "golden parachute" provisions of the Internal Revenue Code, options that are granted or that vest in connection with a change in control of the Company may be required to be valued and taken into account in determining whether the participant has received payments in the nature of compensation that are contingent on the change in control ("Parachute Payments") equal to or greater than three times the participant's average compensation for the five years ended prior to the year in which the change in control occurs. If this limit is exceeded, the excess of the participant's Parachute Payments over one times the five-year average base amount may be subject to an additional 20% Federal tax and may be nondeductible to the Company.

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to any of the Company's chief executive officer and four other highest paid executive officers. However, certain performance-based compensation is not subject to the deduction limit if specified requirements are satisfied, including, among other things, stockholder approval of the material terms of the plan pursuant to which such options are granted. Stock options awarded under the 1997 Plan are intended to qualify for this performance-based compensation exception.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF ITEM 4. APPROVAL REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES CAST AT THE ANNUAL MEETING.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table lists the compensation awarded to, earned by or paid to the Chief Executive Officer and the four other most highly compensated executive officers of the Company who served as such at December 31, 2000 (the "Named Executive Officers"), for the fiscal years ended December 31, 2000, 1999 and 1998.

                                                                                       LONG TERM
                                                ANNUAL COMPENSATION                  COMPENSATION
                                       -------------------------------------   -------------------------
                                                                  OTHER         RESTRICTED    SECURITIES
                                                                 ANNUAL           STOCK       UNDERLYING      ALL OTHER
           NAME AND                    SALARY      BONUS     COMPENSATION(1)   AWARDS(2)(3)   OPTIONS(3)   COMPENSATION(4)
      PRINCIPAL POSITION        YEAR     ($)        ($)            ($)             ($)           (#)             ($)
      ------------------        ----   -------   ---------   ---------------   ------------   ----------   ---------------
             (A)                (B)      (C)        (D)            (E)             (F)           (G)             (I)
Sidney W. Swartz(5)...........  2000   632,216   1,000,000        116,609               --          --          6,617
  Chairman                      1999   604,994     873,442        134,164               --          --          6,296
                                1998   550,004     423,984        110,877               --          --          6,226

Jeffrey B. Swartz(6)..........  2000   610,001   1,000,000        187,572               --     184,000          6,564
  President and Chief           1999   574,990     830,131         86,055               --     240,000          6,221
  Executive Officer             1998   437,543     385,440         58,147               --     200,000          5,939

Kenneth P. Pucker(7)..........  2000   400,010     691,680        136,473               --          --          6,060
  Executive Vice President      1999   344,624     577,482             --        3,230,000     208,000          5,673
                                1998   275,271     176,660             --               --     200,000          5,513

Carden N. Welsh(8)............  2000   290,004     417,890             --               --      60,000          5,796
  Senior Vice President --      1999   250,000     273,429             --          475,000      50,000          5,418
  International                 1998   208,846     137,240             --               --      48,000          4,980

David N. Smith(9).............  2000   263,455     360,250        100,362               --      60,000          2,537
  Senior Vice President --      1999        --          --             --               --          --             --
  Supply Chain                  1998        --          --             --               --          --             --

---------------
(1) This column includes the aggregate incremental cost to the Company of providing various perquisites and personal benefits in excess of reporting thresholds, including: for legal services in 1999: Sidney Swartz, $34,232, and Jeffrey Swartz, $20,708; for use of the Company plane: Sidney Swartz, $41,361, $59,119 and $35,447 for 2000, 1999 and 1998, respectively, and
    Jeffrey Swartz, $158,914, $55,097 and $47,022 for 2000, 1999 and 1998,
    respectively; and for a leased car: Sidney Swartz, $52,128, $40,813 and $75,430 in 2000, 1999 and 1998, respectively. For Mr. Pucker, it includes $130,473, which includes reimbursement for income taxes, reimbursed to Mr. Pucker for interest paid on the loan from the Company to Mr. Pucker. For additional information, see "Certain Relationships and Related Transactions". For Mr. Smith, it includes relocation expenses of $94,593 paid during 2000, including payments for income taxes owed for such reimbursement.

(2) This column shows the market value of restricted stock awards on the date of grant. The Board of Directors in 1999 approved the award of 136,000 shares to Mr. Pucker and 20,000 shares to Mr. Welsh. The aggregate holdings and market value of restricted stock held on December 31, 2000 was: Mr. Pucker, 108,800 shares/$7,276,000, and Mr. Welsh, 20,000 shares/$1,337,500. Under their respective Restricted Stock Award Agreements, Mr. Pucker and Mr. Welsh have the same voting and dividend rights on such shares as all other shares of Class A Common Stock. The restrictions on these shares lapse in equal installments on each of the first five anniversaries of the date of grant, except that with respect to Mr. Pucker's shares, the restrictions began to lapse at an accelerated rate after the first anniversary of the date of grant in equal installments on each of the next forty-eight monthly anniversaries of the date of grant.

(3) Where applicable, the number of shares granted under stock options and restricted stock awards were doubled to reflect the Company's 2-for-1 stock split on July 17, 2000.

(4) The Company paid group term life insurance premiums and made contributions to the Company's 401(k) Plan, as follows:

                                       GROUP TERM LIFE INSURANCE
                                                PREMIUMS             CONTRIBUTIONS TO 401(K) PLAN
                                       --------------------------    -----------------------------
                  NAME                  2000      1999      1998      2000       1999       1998
                  ----                 ------    ------    ------    -------    -------    -------
    Sidney W. Swartz.................  $1,517    $1,496    $1,426    $5,100     $4,800     $4,800
    Jeffrey B. Swartz................   1,464     1,421     1,139     5,100      4,800      4,800
    Kenneth P. Pucker................     960       873       713     5,100      4,800      4,800
    Carden N. Welsh..................     696       618       536     5,100      4,800      4,444
    David N. Smith...................     633        --        --     1,904         --         --

---------------
(5) Sidney Swartz was also the Company's President and Chief Executive Officer until June 1998. Reference is made to the information contained under the caption "Certain Relationships and Related Transactions" in this Proxy Statement for certain benefits payable upon the death of Sidney Swartz.

(6) Jeffrey Swartz was the Company's Executive Vice President and Chief Operating Officer until June 1998.

(7) Mr. Pucker was the Company's Senior Vice President-Footwear and Apparel until September 1999.

(8) Mr. Welsh was the Company's Treasurer until May 1998.

(9) Mr. Smith joined the Company in January 2000.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information regarding grants of stock options to the Named Executive Officers during the fiscal year ended December 31, 2000.

                                           INDIVIDUAL GRANTS
                           --------------------------------------------------   POTENTIAL REALIZABLE VALUE
                           NUMBER OF     PERCENT OF                               AT ASSUMED ANNUAL RATES
                           SECURITIES   TOTAL OPTIONS                           OF STOCK PRICE APPRECIATION
                           UNDERLYING    GRANTED TO     EXERCISE                    FOR OPTION TERM(1)
                            OPTIONS     EMPLOYEES IN    OR BASE                 ---------------------------
                            GRANTED      FISCAL YEAR     PRICE     EXPIRATION       5%             10%
NAME                          (#)            (%)          ($)         DATE          ($)            ($)
----                       ----------   -------------   --------   ----------   -----------   -------------
(A)                           (B)            (C)          (D)         (E)           (F)            (G)
Sidney W. Swartz.........        --           --             --            --            --              --
Jeffrey B. Swartz........   184,000         17.3             22.75    3/02/10     2,633,040       6,671,840
Kenneth P. Pucker........        --           --             --            --            --              --
Carden N. Welsh..........    60,000          5.6             22.625    3/01/10      853,500       2,163,300
David N. Smith...........    60,000          5.6             18.75    1/28/10       707,400       1,792,800

---------------
(1) Based on the exercise price on the date of grant and annual appreciation of such price through the expiration date of such options at an annualized rate of 5% and 10%. The actual value, if any, that an optionee may realize upon exercise will depend on the excess of the market price for the Class A Common Stock over the option exercise price on the date the option is exercised. There is no assurance that the actual value realized by an optionee upon the exercise of an option will be at or near the value estimated above.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table sets forth information for each of the Named Executive Officers as to the total number of exercised and unexercised stock options held at December 31, 2000 and the value of unexercised "in-the-money" stock options held at December 31, 2000.

                                                       NUMBER OF SECURITIES
                             SHARES                         UNDERLYING              VALUE OF UNEXERCISED
                            ACQUIRED                    UNEXERCISED OPTIONS        "IN-THE-MONEY" OPTIONS
                               ON         VALUE         AT FISCAL YEAR-END          AT FISCAL YEAR-END(1)
                            EXERCISE    REALIZED     EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
NAME                          (#)          ($)                  (#)                          ($)
----                        --------    ---------    -------------------------    -------------------------
(A)                           (B)          (C)                  (D)                          (E)
Sidney W. Swartz..........       --            --                      --                              --
Jeffrey B. Swartz.........  100,000     4,353,375         480,104/489,000           27,200,160/23,665,713
Kenneth P. Pucker.........  196,460     5,687,870               0/271,000                    0/12,790,485
Carden N. Welsh...........   21,000       955,412          73,232/129,000             3,874,712/6,123,418
David N. Smith............       --            --                0/60,000                     0/2,887,500

---------------
(1) Stock options are "in-the-money" if the fair market value of the Class A Common Stock exceeds the exercise price of the stock option. The amounts shown in column (e) represent the difference between the closing price of the Company's Class A Common Stock on December 31, 2000 ($66.875) and the exercise price of those options which are "in-the-money" on that date, multiplied by the applicable number of underlying securities.

CHANGE OF CONTROL ARRANGEMENTS

     The Company has entered into change of control severance agreements with Jeffrey B. Swartz, Kenneth P. Pucker, David N. Smith and Carden N. Welsh ("Covered Officers") pursuant to approval from the Board of Directors. In the event (i) Sidney W. Swartz, Jeffrey B. Swartz, the lineal descendants of Jeffrey
B. Swartz, the Sidney W. Swartz 1982 Family Trust and any other trust or foundation controlled by Sidney W. Swartz and/or Jeffrey Swartz (collectively the "Swartz Family") cease to hold, the voting power to elect a majority of the members of the Board of Directors, or all or substantially all of the Company's assets are transferred to an unrelated third party, or the Company is liquidated ("Change of Control") and (ii) the employment of a Covered Officer is terminated within 24 months following a Change of Control other than for cause or due to a change in responsibilities, reduction in compensation or other benefits, relocation or certain other adverse events, then the Covered Officer would be entitled to a lump sum payment of two times the sum of (i) the Covered Officer's annual base salary and (ii) the average of the annual bonuses earned by the Covered Officer for the previous three full fiscal years, plus 24 months of benefits following the date of termination of employment. In addition, a Covered Officer may terminate his or her employment voluntarily during the 13th full calendar month following a Change of Control and, under certain conditions, the Company will pay one-half of the amount specified above and provide 12 months of benefits. In the event of a Change of Control, options become immediately exercisable. Payments or benefits paid pursuant to a Change of Control severance agreement that are subjected to certain taxes will, under certain circumstances, be reimbursed by the Company.

PERFORMANCE GRAPH

     The following graph shows the five-year cumulative total return of Class A Common Stock as compared with the Standard & Poor's 500 Stock Index and the weighted average of the Standard & Poor's Shoe Index and the Standard & Poor's Textile and Apparel Manufacturers Index. The total return for the Company is weighted in proportion to the percent of the Company's revenue derived from sales of footwear and from apparel and accessories (excluding royalties on products sold by licensees), respectively, for each year.
                              [Performance Graph]

                                                                                                         WEIGHTED AVERAGE OF S&P
                                                                                                           SHOE INDEX AND S&P
                                                                                                           TEXTILE AND APPAREL
                                                       TIMBERLAND                 S&P 500 INDEX            MANUFACTURERS INDEX
                                                       ----------                 -------------          -----------------------
19951                                                     100.00                     100.00                      100.00
1996                                                      191.19                     122.96                      158.95
1997                                                      292.11                     163.98                      120.93
1998                                                      229.24                     210.85                      113.94
1999                                                      532.06                     255.21                      122.85
2000                                                     1345.84                     231.98                      147.56

(1) Indexed to December 31, 1995.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  General.

     The Compensation Committee consists of Dr. Zaleznik, Chairman, Mr. Fitzsimmons and Ms. Kent. The Compensation Committee's responsibilities are discussed above under the heading "Committees of the Board of Directors."

     The Compensation Committee attempts to set annual salary levels for the Company's executive officers, including the Chief Executive Officer, at the competitive mid-point of the salaries of executives in comparable positions at similar companies. The Compensation Committee attempts to set annual bonuses and long-term incentives at levels that, when combined with annual salaries and assuming that actual performance is equal to the established performance goals, will approximate the seventy-fifth percentile of the average total compensation of executives in comparable positions at similar companies. The Compensation Committee's decisions concerning compensation are also made in light of each executive officer's level of responsibility, performance and other compensation awards. The Compensation Committee uses survey data provided by independent compensation consulting and executive recruiting firms engaged by the Company.

  The Short-Term Incentive Plan for Managerial Employees.

     Cash bonuses are payable under the Company's Short-Term Incentive Plan for Managerial Employees ("STIP") pursuant to the Company's 1997 Incentive Plan approved by the Company's stockholders in May 1997, and are intended to qualify as performance-based awards. Pursuant to the STIP, the Compensation Committee annually reviews management's financial performance goals for the Company, job performance goals for STIP participants and target bonus awards for such participants, expressed as a percentage of such participants' salaries. Annual STIP bonuses are awarded according to a formula based upon the achievement, in whole or in part, of these Company and individual performance goals.

     STIP participants who have job responsibilities within the Company's business units (as opposed to its corporate functions) are also evaluated on the business units' achievement of some or all of the following target measurements: revenue, operating contribution, gross margin rate and cash flow. The annual STIP bonuses for higher-level executives are more heavily influenced by Company performance than are those for lower-level executives. The amount of annual bonus awards under the STIP may exceed 100% of the target bonus awards established if actual Company performance exceeds targeted goals.

     For 2000, the Compensation Committee approved STIP target bonus awards for the Chief Executive Officer and the other Named Executive Officers that were based entirely on the Company's achievement of earnings per share and cash flow targets. The target bonus award of the Chief Executive Officer was set at 60% of base salary for full achievement of earnings per share and cash flow targets. The independent members of the Board of Directors ratified the 2000 bonus awards for Sidney Swartz and Jeffrey Swartz.

  Long-Term Incentives.

     Stock Options. Long-term incentive compensation is principally in the form of stock options. The Compensation Committee believes that stock options are an appropriate means to compensate the Company's officers and employees in a manner that encourages them to identify with the long-term interests of the Company's stockholders. Stock options are granted on the basis of competitive levels of stock options granted to employees, including the Chief Executive Officer, with comparable positions at similar companies. Sidney Swartz has never been granted a stock option because he has a sizable equity position in the Company.

     The Company grants stock options to certain employees at the time of hire and at the time of promotion, based on their levels of responsibility. In addition, the Company may make stock option grants to certain employees based on their individual performance. Stock options become exercisable at such times as the Compensation Committee prescribes. All stock options granted in 2000 have an exercise price equal to the fair market value on the date of grant and are exercisable at the rate of 25% of the total underlying shares on each of the first four anniversaries of the date of grant. These stock options expire ten years from the date of grant or when the holder ceases to be an employee, if earlier.

  Section 162(m) Considerations.

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to a public company for compensation over $1,000,000 paid to any of the company's Chief Executive Officer and four other highest paid executive officers. However, eligible performance-based compensation awards are not subject to the deduction limits if certain requirements are satisfied. The Compensation Committee will take the limitations of Section 162(m) into account in determining awards to executive officers and, in appropriate circumstances, may limit awards or design them to come within the performance-based compensation exception.

                                          COMPENSATION COMMITTEE

                                          Abraham Zaleznik, Chairman
                                          John A. Fitzsimmons
                                          Virginia H. Kent

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table presents the number of shares of Class A Common Stock and Class B Common Stock beneficially owned by (i) persons known to the Company to be beneficial owners of 5% or more of the outstanding shares of either Class A Common Stock or Class B Common Stock, (ii) each director, nominee for director and Named Executive Officer, and (iii) all directors and executive officers as a group, as of the close of business on January 31, 2001:

                                                              SHARES OWNED BENEFICIALLY
                                                   ------------------------------------------------
                                                            CLASS A                  CLASS B
                                                   -------------------------   --------------------
NAME AND ADDRESS OF BENEFICIAL OWNER(1)             NUMBER(2)     PERCENT(3)    NUMBER      PERCENT
---------------------------------------            -----------    ----------   ---------    -------
Judith H. Swartz and John E. Beard, as Trustees
  of The Sidney W. Swartz 1982 Family Trust......    9,887,148       31.4             --       --
Lord, Abbett & Co.(4)............................    1,951,531        6.2             --       --
Jeffrey B. Swartz................................      668,360(5)     2.1        122,404(5)   1.5
Sidney W. Swartz.................................       12,000          *      7,739,756     97.6
Kenneth P. Pucker................................      187,730          *             --       --
Carden N. Welsh..................................      128,358          *             --       --
Robert M. Agate..................................       60,880          *             --       --
John F. Brennan..................................       41,000          *             --       --
Abraham Zaleznik.................................       30,200          *             --       --
John A. Fitzsimmons..............................       27,500          *             --       --
David N. Smith...................................       15,000          *             --       --
Ian W. Diery.....................................       12,500          *             --       --
Indra K. Nooyi...................................       11,250          *             --       --
John E. Beard....................................        8,000          *             --       --
Virginia H. Kent.................................        5,000          *             --       --
Bill Shore.......................................           --         --             --       --
All directors and executive officers as a group
  (17 persons)...................................    1,254,870        3.9      7,862,160     99.1

---------------
 *  Does not exceed 1% of the class.

(1) Address, unless otherwise noted: c/o The Timberland Company, 200 Domain Drive, Stratham, NH 03885.

(2) Amounts include shares issuable upon the exercise of stock options which are either currently exercisable or will become exercisable on or before April 1, 2001, as follows: Mr. Agate, 47,500; Mr. Brennan, 32,500; Mr. Diery,12,500; Mr. Fitzsimmons, 27,500; Ms. Kent, 5,000; Ms. Nooyi, 11,250;
    Mr. Pucker, 45,500; Mr. Smith, 15,000; Mr. Jeffrey Swartz, 636,104; Mr. Welsh, 101,732; and all executive officers and directors as a group, 969,686. Amounts also include shares awarded in 1999 pursuant to Restricted Stock Awards as follows: Mr. Pucker, 108,800; and Mr. Welsh, 20,000.

(3) Percentages are calculated on the basis of the amount of outstanding shares of common stock of such class plus, for each person or group, any shares such person or group has the right to acquire on or prior to April 1, 2001.

(4) Address: 90 Hudson Street, Jersey City, New Jersey 07302. Beneficial ownership based on the Schedule 13G dated January 19, 2001.

(5) Amount includes 15,600 shares of Class A Common Stock and 86,984 shares of Class B Common Stock held by Mr. Jeffrey Swartz as custodian for minor children.

     Sidney Swartz, his children and grandchildren beneficially own all of the Class B Common Stock. As of February 23, 2001, Sidney Swartz and The Sidney W. Swartz 1982 Family Trust, a trust for the benefit of his family (the "Family Trust"), held, in the aggregate, approximately 79% of the combined voting power of the Company's capital stock, and the Family Trust held approximately 31% of the Class A Common Stock. By virtue of this stock ownership, Sidney Swartz may be deemed to be a "control person" of the Company within the meaning of the rules and regulations under the Securities Act of 1933, as amended, and the Family Trust influences the election of Mr. Agate, Mr. Brennan and Dr. Zaleznik. Jeffrey Swartz, the Company's President and Chief Executive Officer, is one of the beneficiaries of the Family Trust.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     If Sidney Swartz should die while he is an employee of the Company, the Company will pay to his wife for the three years following his death (or, if earlier, until her death) a monthly amount equal to Mr. Swartz's monthly salary at the time of his death.

     Jeffrey Swartz, the Company's President and Chief Executive Officer, is the son of Sidney Swartz.

     John E. Beard, a member of the Company's Board of Directors and the Company's Secretary, was a partner in the law firm of Ropes & Gray, which provides legal services to the Company. Mr. Beard recently became of counsel at Ropes & Gray in January, 2001.

     The Company loaned $250,000 in 1999 to Community Wealth Ventures, Inc. of which Bill Shore, a member of the Company's Board of Directors, serves as Chairman. The loan has a term of four years and bears interest at 8% per annum. As of March 17, 2001, $225,000 of the loan remained outstanding.

     The Company loaned approximately $1.1 million to Kenneth P. Pucker in 2000, an amount equal to the taxes payable as a result of his election under Section 83(b) of the Internal Revenue Code with respect to his restricted stock award in 1999. On March 1, 2001, the Board of Directors forgave $325,000 of the loan and authorized the Chief Executive Officer to forgive such additional loan amounts in the future, if any, as he deems appropriate in his sole discretion. As of March 8, 2001, $785,275 of the loan remained outstanding. The loan has a term of five years and bears interest at the mid-term Applicable Federal Rate. When Mr. Pucker sells any shares under the restricted stock award prior to the maturity of the loan, he is required to use a portion of the proceeds from such sale to prepay the remaining principal balance of the loan. The Company has agreed to reimburse Mr. Pucker for the interest paid on this loan, and in 2000 the Company reimbursed $130,473.

                        FINANCIAL AND OTHER INFORMATION

     The Company mailed its 2000 Annual Report to its stockholders on or about March 28, 2001. The 2000 Annual Report includes audited financial statements, and other business information and is incorporated herein by reference.

     To obtain a free copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed by the Company with the Securities and Exchange Commission, contact the Investor Relations Department, The Timberland Company, 200 Domain Drive, Stratham, New Hampshire 03885 (telephone:
(603) 773-1212).

          COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT
                              OF 1934, AS AMENDED

     The securities laws of the United States require the Company's directors, its executive officers and any persons holding more than 10% of the Class A Common Stock to report their ownership of Class A Common Stock and any changes in that ownership to the Securities and Exchange Commission. All such persons satisfied these filing requirements during and with respect to fiscal year 2000, except that Ian Diery, Dennis Hagele, Virginia Kent, Indra Nooyi, David Smith, The Sidney W. Swartz 1982 Family Trust, Danette Wineberg and Abraham Zaleznik each filed late one report on Form 4 for one transaction each. Kenneth Pucker and Carden Welsh each filed late one report on Form 4 for four and five transactions, respectively. Sidney Swartz and Jeffrey Swartz each filed late two reports on Form 4 for nine and five transactions, respectively. All of the described reports were inadvertently filed late by the Company on behalf of such individuals. In making this disclosure, the Company has relied solely on written representations of its directors, its executive officers and persons who previously held more than 10% of the Class A Common Stock furnished to the Company, and copies of the reports that these persons have filed with the Securities and Exchange Commission.

                                 OTHER BUSINESS

     The Board of Directors knows of no other matters to be presented at the Annual Meeting. If any additional matters should properly come before the Annual Meeting, the persons appointed as proxies in the enclosed proxy intend to vote such proxy in accordance with their judgment on any such matters.

                             STOCKHOLDER PROPOSALS

     Proposals which stockholders intend to present at the 2002 Annual Meeting of Stockholders must be received by the Secretary of the Company no later than February 11, 2002 to be presented at that Annual Meeting. Any proposal received after such date will be untimely and will not be considered at the 2002 Annual Meeting of Stockholders. To be eligible for inclusion in next year's Proxy Statement, the Secretary of the Company must receive stockholder proposals no later than November 28, 2001. In addition to these mailing requirements, stockholder proposals also must be in compliance with applicable Securities and Exchange Commission regulations.

                                                                      APPENDIX A

                         CHARTER OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS
                           OF THE TIMBERLAND COMPANY

PURPOSE

     The primary purpose of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of The Timberland Company (the "Company") is to assist the Board in fulfilling its responsibility to oversee the Company's financial reporting process. This includes oversight of the Company's systems of internal accounting and financial controls and of the independent audit of the Company's financial statements.

     The Company's management is responsible for preparing the Company's financial statements, and the Company's independent outside auditor (the "Auditor") is responsible for auditing those statements. In carrying out its responsibilities, the Committee should not be seen as providing expert or special assurances as to the Company's financial statements, the Company's compliance with laws or regulations, or any professional certification as to the Auditor's work.

STRUCTURE, PROCESSES AND MEMBERSHIP

     The Committee shall consist of at least three (3) outside members of the Board who meet the independence and experience requirements of the New York Stock Exchange.

     Committee members are appointed by the Board, which designates the Committee Chair, who presides over Committee meetings.

     The Committee shall meet at least three (3) times annually, or more frequently as circumstances dictate. Other meetings may be called by the Committee Chair, the Company's Chief Financial Officer or Chief Executive Officer, or by the Auditor. The Committee shall meet regularly with the Auditor and with the Company's Director of Internal Audit in separate executive sessions.

     Two (2) Committee members shall constitute a quorum for doing business. Committee actions shall be taken by unanimous vote if only a quorum is present at a meeting; or by majority vote of the Committee members present at a meeting where at least three (3) members are present; or by unanimous written consent in place of a meeting. If at any time Committee members at a meeting are evenly split on a particular action, the matter may be taken to the full Board for action or deferred for further Committee action, as appropriate.

     In fulfilling its purpose and responsibilities, the Committee believes its policies and procedures should remain flexible, in order best to react to changing conditions in light of its responsibilities. The Committee may, in its discretion, conduct or authorize investigations into matters it considers to be within its scope of responsibility, with full access to the Company's books, records, facilities and personnel, and with the power to retain independent counsel, accountants or other experts.

KEY RESPONSIBILITIES AND ACTIVITIES

  Independent Auditor:

     - The Auditor is accountable to the Board and the Committee. The Board, assisted by the Committee through reports and recommendations, has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the Auditor.

     - The Committee will review and approve the arrangements, scope, and fees for the outside audit of the Company's annual financial statements and for the review of the Company's quarterly financial statements. Additionally, the Committee will review the scope and fees for consulting or other non-audit services provided by the Auditor.

     - The Committee will, at least annually, request that the Auditor furnish the Committee a formal written statement delineating all relationships between the Auditor and the Company. The Committee will also (a) actively engage in a dialogue with the Auditor with respect to any such disclosed relationships or services and their impact on the Auditor's objectivity and independence; and (b) recommend to the Board that it take appropriate action in response to the Auditor's report to satisfy itself of the Auditor's independence.

  Review of Documents and Reports:

     The Committee will:

     - review and reassess the adequacy of this Charter at least annually, and recommend any proposed changes to the Board for approval.

     - review and discuss, with the Company's management and the Auditor, the annual financial statements and related footnotes to be filed with the Securities and Exchange Commission ("SEC"). Such review shall be in accordance with the applicable rules and regulations of the SEC and the Statement of Auditing Standards No. 61, and shall include:

          - the Auditor's report on the financial statements

          - the Auditor's qualitative judgments about the appropriateness and acceptability of accounting principles, financial disclosures, and underlying estimates

          - any significant difficulties or disputes with management encountered during the course of the audit

          - any other matters required to be discussed with the Committee.

     - Review with Company's management and the Auditor any matters brought to the Committee's attention by the Auditor regarding the Company's quarterly financial audit, prior to the Company's release of quarterly earnings.

  Other activities:

     The Committee will:

     - discuss with the Company's management and the Auditor the quality and adequacy of the Company's internal controls.

     - review with management and the Auditor, the activities, organizational structure, and qualifications of the Company's internal audit department, including (a) the Company's internal audit plan; (b) any difficulties the internal auditors encountered while conducting audits; and (c) significant findings and recommendations made by the internal auditors.

     - ask the Company's management, the Director of Internal Audit, and the Auditor about significant risks or exposures to the Company, and review the steps management has taken to manage such risks or exposures.

     - review with the General Counsel, as well as other appropriate members of the Company's management, any legal and regulatory matters, including tax matters, that may have a material effect on the Company's financial statements, operations, compliance policies and programs.

     - review with management the Company's monitoring of its compliance with its policies regarding business ethics and conflicts of interest, and its codes of conduct.

     - report Committee actions to the Board on a regular basis with such recommendations as the Committee deems appropriate, and prepare the Committee report required by the SEC to be included in the Company's annual proxy statement.

     - encourage open communication among internal auditors, the Auditor, management, and the Board.

     - engage in such other activities consistent with this Charter, the Company's By-Laws, and governing law and regulations as the Committee deems necessary or appropriate.

Adopted by the Board of Directors of The Timberland Company
May 18, 2000

                                                                      APPENDIX B

                             THE TIMBERLAND COMPANY
                     2001 NON-EMPLOYEE DIRECTORS STOCK PLAN

     1. Purpose. The purpose of this plan (the "Plan") is to strengthen the commonality of interest between non-employee directors and stockholders of The Timberland Company, a Delaware corporation (the "Company"), by providing for the grant to eligible directors of options to purchase shares of the Class A Common Stock, $0.01 par value (the "Stock") of the Company. The Company believes that the granting of such options will enhance its ability to attract and retain highly qualified directors, to provide additional incentives to them and to encourage the highest level of performance by them by offering them a proprietary interest in the Company.

     2. Effective Date. The Plan was adopted by the Board of Directors of the Company (the "Board") on December 7, 2000 and the Plan will become effective on the date on which the Plan is approved by the stockholders of the Company.

     3. Stock Covered By The Plan.  Subject to adjustment as provided for in
Section 8, the aggregate number of shares of Stock which may be issued and sold pursuant to options granted under the Plan shall not exceed 200,000 shares. Shares of Stock issued under the Plan may be either authorized but unissued shares or treasury shares. If any option granted under the Plan terminates or expires without being fully exercised, the shares which have not been purchased thereunder will again become available for purposes of the Plan.

     4. Administration. The Plan will be administered by the Board or its delegate, whose construction and interpretation of the terms and provisions of the Plan and of options under the Plan shall be final and conclusive.

     5. Formula Option Grants. For purposes of the Plan, an individual is an "Eligible Director" if he or she (i) is a member of the Board, and (ii) is not an employee of the Company or any of its subsidiaries. Each Eligible Director shall be automatically granted an option (the "Initial Award") to purchase 10,000 shares of Stock (subject to adjustment as provided in Section 8 hereof) on the date that he or she is first elected or named a director of the Company. On each anniversary of his or her Initial Award, the Eligible Director, if then still in office, shall be awarded an additional option (an "Annual Award") to purchase 2,500 shares of Stock. For purposes of applying the immediately preceding sentence, any initial award of stock options under the Company's 1991 Stock Option Plan for Non-Employee Directors (the "Predecessor Plan") shall be treated as an "Initial Award."

     6. Option Price. The price per share at which each option granted under the Plan to an Eligible Director may be exercised ("Option Price") shall be the fair market value of a share of Stock at the time of grant of the Option. For this purpose, "fair market value" shall mean the closing price of the Stock as reported on the New York Stock Exchange (or other exchange or market system if no longer listed on such exchange) on the date of the grant (based on The Wall Street Journal report of composite transactions).

     7. Terms And Conditions Of Options. Each option granted under the Plan shall be subject to the following terms and conditions in addition to such other terms and conditions, if any, as the Board may prescribe:

          (a) Exercise of Options. Subject to subsection (e) below, each option shall expire ten (10) years from the date of grant of such option and shall be exercisable prior to such expiration date (the "Final Exercise Date") in cumulative installments as to one-quarter (25%) of the shares subject to the option on each of the first, second, third and fourth anniversaries of the date of grant (each, a "vesting date"); provided, that if the Eligible Director first was elected or named to the Board at an annual meeting of stockholders of the Company, the vesting dates with respect to the Eligible Director's Initial Award (if made under this Plan) or with respect to any subsequent Annual Award to the Eligible Director under this Plan shall be the dates that immediately precede the dates of the annual meetings of stockholders of the Company occurring in the years in which fall the first, second, third and fourth anniversaries of the date of grant of the option.

          (b) Payment. An option may be exercised from time to time in writing, signed by the proper person, in whole or in part, during the period that it is exercisable, by payment of the Option Price of each share purchased, in cash, or by delivery to the Company of a number of shares of unrestricted Stock (provided that any shares acquired directly from the Company shall have been held by the Eligible Director for at least six (6) months before such delivery) having an aggregate fair market value equal to the aggregate Option Price. Payment of the Option Price may also be made by the delivery of an unconditional and irrevocable undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to pay the Option Price, or by any combination of the foregoing permissible forms of payment.

          (c) Certain Restrictions. The Company shall not be obligated to deliver any shares of Stock (i) until, in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with, and (ii) if the outstanding Stock is at the time listed on any stock exchange, until the shares to be delivered have been listed or authorized to be listed on such exchange upon official notice of issuance, and (iii) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company's counsel. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the option, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer.

          (d) Non-Transferability. Unless the Board provides otherwise, options granted under the Plan shall not be transferable by the optionee other than by will or by the laws of descent and distribution.

          (e)  Termination of Directorship.

             (i) Death. Upon the death of an Eligible Director granted options under the Plan, all options that immediately prior to death were held by the director and were not then exercisable shall terminate. All options held by the director immediately prior to death that were then exercisable may be exercised by his or her executor or administrator, or by the person or persons to whom the option is transferred by will or the applicable laws of descent and distribution, at any time within three (3) years after the director's death (but in no event after the Final Exercise Date) and shall then terminate.

             (ii) Other Termination of Status of Director. If a director's service with the Company as a director terminates for any reason other than death, all options held by the director that are not then exercisable shall terminate. Options that are exercisable on the date of termination shall continue to be exercisable for a period of three (3) months (but in no event after the Final Exercise Date) and shall then terminate; provided, that if the director's service with the Company as a director terminates under circumstances which in the opinion of the Board cast such discredit on the individual as to justify termination of the individual's options, all of the individual's options shall immediately terminate.

     8. Adjustment Provisions.

          (a) Recapitalizations. In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company's capital structure, the Board will make appropriate adjustments to the maximum number of shares that may be delivered under the Plan under Section 3 and to the number and kind of shares of stock or securities subject to options then outstanding or subsequently granted, any exercise prices relating to options and any other provision of options affected by such change. The Board may also make adjustments of the type described in the preceding sentence to take into account distributions to common stockholders other than those provided for in such sentence (or in Section 8(b)), or any other event, if the Board determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of options made hereunder. References in the Plan to shares of Stock shall be construed to include any stock or securities resulting from an adjustment pursuant to this subsection.

          (b) Mergers, etc. In the event of any merger or consolidation involving the Company, any sale of substantially all of the Company's assets or any other transaction or series of related transactions as a result of which a single person or several persons acting in concert own a majority of the Company's then outstanding stock (such merger, consolidation, sale or other transaction being hereinafter referred to as a "Transaction"), all outstanding options shall become exercisable prior to the consummation of such Transaction, such options shall be exercisable at such time as the Board determines and in no event for less than a period of at least 20 days prior to the consummation of such Transaction, but only to the extent the Board determines it may do so in accordance with the applicable requirements of Rule 16b-3 of the Securities Exchange Act of 1934. Upon consummation of the Transaction, all outstanding options not so exercised shall terminate and cease to be exercisable. There shall be excluded from the foregoing any Transaction as a result of which (i) the holders of Stock prior to the Transaction retain or acquire securities constituting a majority of the outstanding voting common stock of the acquiring or surviving corporation or other entity and (ii) no single person owns more than half of the outstanding voting common stock of the acquiring or surviving corporation or other entity. For purposes of this Section, voting common stock of the acquiring or surviving corporation or other entity that is issuable upon conversion of convertible securities or upon exercise of warrants or options shall be considered outstanding, and all securities that vote in the election of directors (other than solely as the result of a default in the making of any dividend or other payment) shall be deemed to constitute that number of shares of voting common stock which is equivalent to the number of such votes that may be cast by the holders of such securities.

     9. Amendment Of The Plan. The Board may at any time amend or discontinue the Plan and may at any time amend or cancel any outstanding option for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding option without the holder's consent.

     10. Limitation Of Rights. Nothing in the Plan shall confer upon any Eligible Director the right to continue as a director of the Company.

     11. Notice. Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the Chief Financial Officer of the Company and shall become effective when it is received.

     12. Effective Date And Duration Of The Plan. The Plan shall become effective upon approval by the stockholders of the Company. Amendments to the Plan shall become effective when adopted by the Board. Unless earlier terminated pursuant to Section 9, the Plan shall terminate upon the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise of options granted under the Plan.

                                                                      APPENDIX C

                             THE TIMBERLAND COMPANY
                        1997 INCENTIVE PLAN, AS AMENDED

1.  DEFINED TERMS

     Exhibit A, which is incorporated by reference, defines the terms used in the Plan.

2.  IN GENERAL

     The Plan has been established to advance the interests of the Company by giving selected Employees, directors and other persons (including both individuals and entities) who provide services to the Company or its Affiliates equity-based or cash incentives through the grant of Awards.

3.  ADMINISTRATION

     The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures (which it may modify or waive); and otherwise do all things necessary to carry out the purposes of the Plan. Once an Award has been communicated in writing to a Participant, the Administrator may not, without the Participant's consent, alter the terms of the Award so as to affect adversely the Participant's rights under the Award, unless the Administrator expressly reserved the right to do so in writing at the time of such communication. In the case of any Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Administrator shall exercise its discretion consistent with qualifying the Award for such exception. The Administrator may delegate to senior management the authority to grant Awards, other than Awards to the Chief Executive Officer, the Chief Operating Officer, or any Senior Vice President.

4.  SHARES SUBJECT TO THE PLAN

     A. A total of 6,000,000 shares of Stock have been reserved for issuance under the Plan. The following shares of Stock will also be available for future grants:

          (i) shares of Stock remaining under an Award that terminates without having been exercised in full (in the case of an Award requiring exercise by a Participant for delivery of Stock);

          (ii) shares of Stock subject to an Award, where cash is delivered to a Participant in lieu of such shares;

          (iii) shares of Restricted Stock that are forfeited to the Company;

          (iv) shares of Stock tendered by a Participant to the Company as payment upon exercise of an Award; and

          (v) shares of Stock held back by the Company, or tendered by a Participant to the Company, in satisfaction of tax withholding requirements.

Stock delivered under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company and held in treasury. No fractional shares of Stock will be delivered under the Plan.

     B. The maximum number of shares of Stock for which Stock Options may be granted to any person over the life of the Plan shall be 4,000,000. The maximum number of shares of Stock subject to SARs granted to any person over the life of the Plan shall likewise be 4,000,000. For purposes of the preceding two sentences, the repricing of a Stock Option or SAR shall be treated as a new grant to the extent required under Section 162(m). The aggregate maximum number of shares of Stock delivered to any person over the life of the Plan pursuant to Awards that are not Stock Options or SARs shall also be

4,000,000. Subject to these limitations, each person eligible to participate in the Plan shall be eligible in any year to receive Awards covering up to the full number of shares of Stock then available for Awards under the Plan.

5.  ELIGIBILITY AND PARTICIPATION

     The Administrator will select Participants from among those key Employees, directors and other individuals or entities providing services to the Company or its Affiliates who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Company and its Affiliates. Eligibility for ISOs is further limited to those individuals whose employment status would qualify them for the tax treatment described in Sections 421 and 422 of the Code.

6.  RULES APPLICABLE TO AWARDS

  A.  All Awards

     (1) Performance Objectives. Where rights under an Award depend in whole or in part on attainment of performance objectives, actions by the Company that have an effect, however material, on such performance objectives or on the likelihood that they will be achieved will not be deemed an amendment or alteration of the Award unless accomplished by a change in the express terms of the Award or other action that is without substantial consequence except as it affects the Award.

     (2) Alternative Settlement. The Company retains the right at any time to extinguish rights under an Award in exchange for payment in cash, Stock (subject to the limitations of Section 4) or other property on such terms as the Administrator determines, provided the holder of the Award consents to such exchange.

     (3) Transferability of Awards. Except as the Administrator otherwise expressly provides, Awards (other than an Award in the form of an outright transfer of cash or Unrestricted Stock) may not be transferred other than by will or by the laws of descent and distribution. During a Participant's lifetime an Award requiring exercise may be exercised only by the Participant (or in the event of the Participant's incapacity, the person or persons legally appointed to act on the Participant's behalf).

     (4) Vesting, Etc. The Administrator may determine the time or times at which an Award will vest (i.e., become free of forfeiture restrictions) or become exercisable. Unless the Administrator expressly provides otherwise, an Award requiring exercise will cease to be exercisable, and all other Awards to the extent not already fully vested will be forfeited, immediately upon the cessation (for any reason, including death) of the Participant's employment or other service relationship with the Company and its Affiliates.

     (5) Taxes. The Administrator will make such provision for the withholding of taxes as it deems necessary. The Administrator may, but need not, hold back shares of Stock from an Award or permit a Participant to tender previously owned shares of Stock in satisfaction of tax withholding requirements.

     (6) Dividend Equivalents, Etc. The Administrator may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award.

     (7) Rights Limited. Nothing in the Plan shall be construed as giving any person the right to continued employment or service with the Company or its Affiliates, or any rights as a shareholder except as to shares of Stock actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of employment or service for any reason, even if the termination is in violation of an obligation of the Company or Affiliate to the Participant.

     (8) Section 162(m). In the case of an Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Plan and such Award shall be construed to the maximum extent permitted by law in a manner consistent with qualifying the Award for such exception.

  B.  Awards Requiring Exercise

     (1) Time And Manner Of Exercise. Unless the Administrator expressly provides otherwise, (a) an Award requiring exercise by the holder will not be deemed to have been exercised until the Administrator receives a written notice of exercise (in form acceptable to the Administrator) signed by the appropriate person and accompanied by any payment required under the Award; and (b) if the Award is exercised by any person other than the Participant, the Administrator may require satisfactory evidence that the person exercising the Award has the right to do so.

     (2) Payment Of Exercise Price, If Any. Where the exercise of an Award is to be accompanied by payment, the Administrator may determine the required or permitted forms of payment either at or after the time of the Award, subject to the following: (a) unless the Administrator expressly provides otherwise, all payments will be by cash or check acceptable to the Administrator; and (b) where shares of Stock issued under an Award are part of an original issue of shares, the Award shall require an exercise price equal to at least the par value of such shares.

     (3) Reload Awards. The Administrator may provide that upon the exercise of an Award, either by payment of cash or (if permitted under Section 6.b.(2) above) through the tender of previously owned shares of Stock, the Participant or other person exercising the Award will automatically receive a new Award of like kind covering a number of shares of Stock equal to the number of shares of Stock for which the first Award was exercised.

     (4) ISOs. No ISO may be granted under the Plan after February 26, 2007, but ISOs previously granted may extend beyond that date.

  C.  Awards Not Requiring Exercise

     Awards of Restricted Stock and Unrestricted Stock may be made in return for either (i) services determined by the Administrator to have a value not less than the par value of the awarded shares of Stock, or (ii) cash or other property having a value not less than the par value of the awarded shares of Stock plus such additional amounts (if any) as the Administrator may determine payable in such combination and type of cash, other property (of any kind) or services as the Administrator may determine.

7.  EFFECT OF CERTAIN TRANSACTIONS

  A.  Mergers, Etc.

     In the event of (i) a consolidation or merger in which the Company is not the surviving corporation or which results in the acquisition of a majority of the Company's then outstanding voting common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company's assets, or (iii) a dissolution or liquidation of the Company (any of the foregoing, a "covered transaction"), all outstanding Awards requiring exercise will cease to be exercisable, and all other Awards to the extent not fully vested (including Awards subject to performance conditions not yet satisfied or determined) will be forfeited, as of the effective time of the covered transaction; provided, however, that immediately prior to the consummation of such covered transaction the vesting or exercisability of Awards shall be accelerated unless, in the case of any Award, the Administrator provides for one or more substitute or replacement awards from, or the assumption of the existing Award by, the acquiring entity (if any) or its affiliates.

     The Administrator may provide in the case of any Award that the provisions of the preceding paragraph shall also apply to (i) mergers or consolidations involving the Company that do not constitute a covered transaction, or (ii) other transactions, not constituting a covered transaction, that involve the acquisition of the Company's outstanding Stock.

  B.  Changes In and Distributions with Respect to the Stock

     (1) Basic Adjustment Provisions. In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company's capital structure, the Administrator will make appropriate adjustments to the maximum number of shares that may be delivered under the Plan under
Section 4.a. and to the maximum share limits described in Section 4.b., and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change.

     (2) Certain Other Adjustments. The Administrator may also make adjustments of the type described in paragraph (1) above to take into account distributions to common stockholders other than stock dividends or normal cash dividends, mergers, consolidations, acquisitions, dispositions or similar corporate transactions, or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards made hereunder; provided, that no such adjustment shall be made to the maximum share limits described in Section 4.b., or otherwise to an Award intended to be eligible for the performance-based exception under Section 162(m), except to the extent consistent with that exception.

     (3) Continuing Application of Plan Terms. References in the Plan to shares of Stock shall be construed to include any stock or securities resulting from an adjustment pursuant to Section 7.b.(1) or 7.b.(2) above.

8.  CONDITIONS ON DELIVERY OF STOCK

     The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: the Company's counsel has approved all legal matters in connection with the issuance and delivery of such shares; if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act. The Company may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock.

9.  AMENDMENT AND TERMINATION

     Subject to the last sentence of Section 3, the Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of Awards; provided, that (except to the extent expressly required or permitted by the Plan) no such amendment will, without the approval of the stockholders of the Company, effectuate a change for which stockholder approval is required in order for the Plan to continue to qualify under Section 422 of the Code and for Awards to be eligible for the performance-based exception under Section 162(m).

10.  NON-LIMITATION OF THE COMPANY'S RIGHTS

     The existence of the Plan or the grant of any Award shall not in any way affect the Company's right to award a person bonuses or other compensation in addition to Awards under the Plan.

11.  GOVERNING LAW

     The Plan shall be construed in accordance with the laws of the State of New Hampshire.

                                                                       EXHIBIT A

                              DEFINITION OF TERMS

     The following terms, when used in the Plan, shall have the meanings and be subject to the provisions set forth below:

     "ADMINISTRATOR": The Committee, if one has been appointed; otherwise the Board.

     "AFFILIATE": Any corporation or other entity owning, directly or indirectly, 50% or more of the outstanding Stock of the Company, or in which the Company or any such corporation or other entity owns, directly or indirectly, 50% of the outstanding capital stock (determined by aggregate voting rights) or other voting interests.

     "AWARD": Any of the following:

          (i) Options ("Stock Options") entitling the recipient to acquire shares of Stock upon payment of the exercise price. Each Stock Option (except as otherwise expressly provided by the Committee consistent with continued qualification of the Stock Option as a performance-based award for purposes of Section 162(m), or unless the Committee expressly determines that such Stock Option is not subject to Section 162(m) or that the Stock Option is not intended to qualify for the performance-based exception under Section 162(m)) will have an exercise price equal to the fair market value of the Stock subject to the option, determined as of the date of grant, except that an ISO granted to an Employee described in
     Section 422(b)(6) of the Code will have an exercise price equal to 110% of such fair market value. The Administrator will determine the medium in which the exercise price is to be paid, the duration of the option, the time or times at which an option will become exercisable, provisions for continuation (if any) of option rights following termination of the Participant's employment with the Company and its Affiliates, and all other terms of the Stock Option. No Stock Option awarded under the Plan will be an ISO unless the Administrator expressly provides for ISO treatment.

          (ii) Rights ("SARs") entitling the holder upon exercise to receive cash or Stock, as the Administrator determines, equal to a function (determined by the Administrator using such factors as it deems appropriate) of the amount by which the Stock has appreciated in value since the date of the Award.

          (iii) Stock subject to restrictions ("Restricted Stock") under the Plan requiring that such Stock be redelivered to the Company if specified conditions are not satisfied. The conditions to be satisfied in connection with any Award of Restricted Stock, the terms on which such Stock must be redelivered to the Company, the purchase price of such Stock, and all other terms shall be determined by the Administrator.

          (iv) Stock not subject to any restrictions under the Plan ("Unrestricted Stock").

          (v) A promise to deliver Stock or other securities in the future on such terms and conditions as the Administrator determines.

          (vi) Securities (other than Stock Options) that are convertible into or exchangeable for Stock on such terms and conditions as the Administrator determines.

          (vii) Cash bonuses tied to performance criteria as described at (viii) below ("Cash Performance Awards").

          (viii) Awards described in any of (i) through (vii) above where the right to exercisability, vesting or full enjoyment of the Award is conditioned in whole or in part on the satisfaction of specified performance criteria ("Performance Awards"). The Committee in its discretion may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) and Performance Awards that are not intended so to qualify. No more than

     $3,000,000 may be paid to any individual with respect to any Cash Performance Award. In applying the limitation of the preceding sentence:
     (A) multiple Cash Performance Awards to the same individual that are determined by reference to performance periods of one year or less ending with or within the same fiscal year of the Company shall be subject in the aggregate to one $3,000,000 limit, and (B) multiple Cash Performance Awards to the same individual that are determined by reference to one or more multi-year performance periods ending in the same fiscal year of the Company shall be subject in the aggregate to a separate limit of $3,000,000. With respect to any Performance Award other than a Cash Performance Award, Stock Option or SAR, the maximum award opportunity shall be 1,000,000 shares of Stock or their equivalent value in cash, subject to the limitations of Section 4.b. For the avoidance of doubt, any Performance Award of a type described in (i) through (vi) above shall be treated for purposes of this paragraph as a Performance Award that is not a Cash Performance Award, even if payment is made in cash.

          In the case of a Performance Award intended to qualify as performance-based for the purposes of Section 162(m) (other than a Stock Option or SAR with an exercise price at least equal to the fair market value of the underlying Stock on the date of grant), the Committee shall in writing preestablish a specific performance goal (based solely on one or more qualified performance criteria or a combination of qualified performance criteria) no later than 90 days after the commencement of the period of service to which the performance relates (or at such earlier time as is required to qualify the award as performance-based under Section 162(m)). For purposes of the Plan, a qualified performance criterion is any of the following (determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business or geographical basis or in combinations thereof): (i) sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; gross margin; inventory level or turns; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; or other objective operating contributions; or (ii) acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity) and refinancings; or other transactions that involve a change in the equity ownership of the Company. Prior to payment of any Performance Award (other than a Stock Option or SAR with an exercise price at least equal to the fair market value of the underlying Stock on the date of grant) intended to qualify as performance-based under Section 162(m), the Committee shall certify whether the performance goal has been attained and such determination shall be final and conclusive. If the performance goal with respect to any such Award is not attained, no other Award shall be provided in substitution of the Performance Award.

          (ix) Grants of cash, or loans, made in connection with other Awards in order to help defray in whole or in part the economic cost (including tax cost) of the Award to the Participant. The terms of any such grant or loan shall be determined by the Administrator.

     Awards may be combined in the Administrator's discretion.

     "BOARD": The Board of Directors of the Company.

     "CODE": The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.

     "COMMITTEE": A committee of the Board comprised solely of two or more outside directors within the meaning of Section 162(m). The Committee may delegate ministerial tasks to such persons (including Employees) as it deems appropriate.

     "COMPANY": The Timberland Company

     "EMPLOYEE": Any person who is employed by the Company or an Affiliate.

     "ISO": A Stock Option intended to be an "incentive stock option" within the meaning of Section 422 of the Code.

     "PARTICIPANT": An Employee, director or other person providing services to the Company or its Affiliates who is granted an Award under the Plan.

     "PLAN": The Timberland Company 1997 Incentive Plan as from time to time amended and in effect.

     "SECTION 162(M)": Section 162(m) of the Code.

     "STOCK": Class A Common Stock of the Company, par value $.01 per share.

                                                                       983-PS-01

                                      PROXY

                             THE TIMBERLAND COMPANY

                  ANNUAL MEETING OF STOCKHOLDERS - MAY 17, 2001
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Sidney W. Swartz and Jeffrey B. Swartz, and each of them, as attorneys and proxies, with the power of substitution, to represent and vote at the Annual Meeting of Stockholders of The Timberland Company (the "Company") and at any adjournments thereof, all shares of the Company's Class A Common Stock which the undersigned could vote if present, in such manner as they, or either of them, may determine on any matters which may properly come before the meeting or any adjournments thereof and to vote on the matters set forth on the reverse side of this proxy as directed by the undersigned. The Annual Meeting will be held on Thursday, May 17, 2001, at 9:30 a.m., at the Company's headquarters, 200 Domain Drive, Stratham, New Hampshire 03885.

        A stockholder is entitled to one vote for each share of Class A Common Stock and ten votes for each share of Class B Common Stock held of record at the close of business on March 21, 2001. The holders of Class A Common Stock will vote separately as a class to elect three nominees for director, Robert M. Agate, John F. Brennan and Abraham Zaleznik, and the holders of Class A Common Stock and the holders of Class B Common Stock will vote together as a single class to elect seven nominees for director, Sidney W. Swartz, Jeffrey B. Swartz, John E. Beard, Ian W. Diery, John A. Fitzsimmons, Virginia H. Kent and Bill Shore.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED TO FIX THE NUMBER OF DIRECTORS AT TEN, TO ELECT ALL TEN NOMINEES, TO APPROVE AN AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO AUTHORIZE, RATIFY AND CONFIRM THE TOTAL NUMBER OF SHARES OF CLASS A COMMON STOCK TO BE 120,000,000 AND THE TOTAL NUMBER OF SHARES OF CLASS B COMMON STOCK TO BE 20,000,000, TO APPROVE THE COMPANY'S 2001 NON-EMPLOYEE DIRECTORS STOCK PLAN, AND TO AMEND THE COMPANY'S 1997 INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE FROM 4,000,000 TO 6,000,000 AND TO INCREASE THE MAXIMUM ANNUAL CASH PERFORMANCE AWARD AVAILABLE TO GRANT TO ANY INDIVIDUAL FROM $1,000,000 TO $3,000,000. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS NOT KNOWN AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

SEE REVERSE                                                          SEE REVERSE
   SIDE            CONTINUED AND TO BE SIGNED ON REVERSE SIDE           SIDE

[X] Please mark
    votes as in
    this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES, AND FOR PROPOSALS 2, 3 AND 4.

1. To fix the number of directors at ten for the coming year, subject to further action by the Board of Directors as provided in the Company's By-Laws, and to elect the following nominees:

      NOMINEES:   (01) Sidney W. Swartz, (02) Jeffrey B. Swartz, (03) Robert M.
                  Agate, (04) John E. Beard, (05) John F. Brennan, (06) Ian W.
                  Diery, (07) John A. Fitzsimmons, (08) Virginia H. Kent, (09)
                  Bill Shore and (10) Abraham Zaleznik.

FOR ALL NOMINEES                                    WITHHELD FROM ALL NOMINEES
     [ ]                                                        [ ]

     [ ] ______________________________________
         For all nominees except as noted above

                                                      FOR    AGAINST    ABSTAIN
2.    To approve an amendment to the Company's        [ ]      [ ]        [ ]
      Restated Certificate of Incorporation, as amended, to authorize, ratify and confirm the total number of shares of the Company's
      Class A Common Stock to be 120,000,000 and the total number of shares of the Company's
      Class B Common Stock to be 20,000,000.

                                                      FOR    AGAINST    ABSTAIN
3.    To approve the Company's 2001 Non-Employee      [ ]      [ ]        [ ]
      Directors Stock Plan.

                                                      FOR    AGAINST    ABSTAIN
4.    To amend the Company's 1997 Incentive Plan      [ ]      [ ]        [ ]
      to increase the number of shares reserved for issuance from 4,000,000 to 6,000,000 and to increase the maximum annual cash performance award available to grant to any individual from $1,000,000 to $3,000,000.

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW [ ]

Please sign here personally, exactly as your name is printed on your stock certificate, if the stock certificate is registered in more than one name, each joint owner or each fiduciary should sign personally. Only authorized officers should sign for a corporation.

Signature: ____________________________________________  Date: ________________

Signature: ____________________________________________  Date: ________________